EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Alan Johnson, Chief Executive Officer and President of Potbelly Corporation (the “Registrant”), and Michael Coyne, Chief Financial Officer of the Registrant, each hereby certifies that, to the best of his knowledge on the date hereof:

1.

the Registrant’s Annual Report on Form 10-K for the period ended December 31, 2017, to which this Certification is attached as Exhibit 32.1 (the “Annual Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	February 28, 2018	By:	/s/ Alan Johnson
Alan Johnson
Chief Executive Officer and President

Date:	February 28, 2018	By:	/s/ Michael Coyne
Michael Coyne
Chief Financial Officer

This certification accompanies this Annual Report on Form 10-K pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Registrant for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Registrant specifically incorporates it by reference.